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   FIRST AMENDMENT TO JEFFERSON SAVINGS AND LOAN ASSOCIATION
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               SUPPLEMENTAL RETIREMENT AGREEMENT
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     THIS AGREEMENT entered into this 20th day of May, 1998 by
and between Jefferson Savings and Loan Association (the
"Association") and David V. McCay (the "Executive").

     WHEREAS, the Association and the Executive have previously entered into a supplemental retirement agreement, dated November
9, 1993 (the "Supplemental Retirement Agreement"), which provides for certain benefits to be paid to the Executive if he is terminated in connection with a change in control of Jefferson Savings Bancorp, Inc. or the Association; and

     WHEREAS, the parties desire to amend the provisions of the Supplemental Retirement Agreement relating to the benefits paid to the Employee in the event of such a change in control.

     NOW, THEREFORE, it is agreed that, effective May 20, 1998, the Supplemental Retirement Agreement will be amended as follows:

                         I.

     ARTICLE V is hereby deleted in its entirety and the following is substituted in lieu thereof:

                     "ARTICLE V

                 Source of Benefits

          Benefits shall constitute an unfunded, unsecured promise by the Association to provide such payments in the future. The Association shall establish an irrevocable trust (the "Trust") to fund its obligation under this Agreement, the assets of which, to the extent provided in the Trust, shall remain subject to the general creditors of the Association in the event of its insolvency. Contributions to the Trust shall be made at the discretion of the Association; provided, however, that, notwithstanding the foregoing, contemporaneous with the consummation or discovery by the Association of a Change in Control, the Association shall contribute to the Trust an amount of cash equal to the present value of the Executive's Benefits under ARTICLE II and ARTICLE IX and each year thereafter the Association shall contribute to the Trust such additional amount of cash actuarially determined by an actuary reasonably satisfactory to the Executive to be necessary to fund the Benefits payable to the Executive (or his Beneficiaries) under ARTICLE II and ARTICLE IX. The present value shall be determined by an actuary reasonably satisfactory to the Executive using the 1984 Unisex Pension Mortality Table (set forward one year) and an interest rate equal to 120% of the interest rate used by the Pension Benefit Guaranty Corporation for purposes of determining the present value on plan termination on January 1. Except as described in the Trust, no person shall, by virtue of this Agreement, have any interest in any assets of the Association, including assets of the Trust (other than as an unsecured creditor of the Association)."
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                         II.

     ARTICLE IX is hereby deleted in its entirety and the following is inserted in lieu thereof:

                       "ARTICLE IX

          Involuntary Termination of Employment;
     Termination of Employment upon a Change in Control
              Or Termination for Just Cause
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     The provisions of this Article shall supersede any
provisions of this Agreement to the contrary.

     In the event that (i) the Executive's employment with the Association shall be terminated by an action of the Board of Directors of the Association (or by another person or group granted the authority by the Board of Directors or otherwise to take such action) for other than Just Cause, or
(ii) there occurs a Change in Control, then, in either such case, the Executive's Vested Percentage shall automatically increase to 100% for purposes of calculating his Benefits under this Plan, and the Benefits shall be due and payable to the Executive in the manner described in ARTICLE II herein.

          In the event of the Executive's termination of employment for Just Cause, no Benefits shall be payable hereunder, and the Association shall have no further obligations hereunder, unless and to the extent that the Association determines, in its sole and absolute discretion, to the contrary."

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first herein above written:

ATTEST:                      JEFFERSON SAVINGS AND LOAN
                             ASSOCIATION

/s/                          By: /s/ Frank C. Bick
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                             Its: Director

WITNESS:                     EXECUTIVE:


/s/                          By: /s/ David V. McCay
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